Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment (this “Amendment”) to Credit Agreement is entered into as of February 24, 2012 (the “First Amendment Effective Date”), by and among Entravision Communications Corporation, a Delaware corporation (the “Borrower”), the other Persons party hereto as “Credit Parties”, and the Lenders party hereto.

RECITALS

WHEREAS, reference is made to that certain Credit Agreement, dated as of July 27, 2010 (as amended from time to time, the “Credit Agreement”; capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement), among the Borrower, the other Persons party thereto as Credit Parties, the several financial institutions from time to time party thereto (the “Lenders”), and General Electric Capital Corporation, as Agent for the Lenders (the “Agent”);

WHEREAS, the Borrower wishes to amend the Credit Agreement as set forth herein;

WHEREAS, the Required Lenders have agreed to amend the Credit Agreement upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Article and Section References. Unless otherwise expressly stated herein, all Article and Section references herein shall refer to Articles and Sections of the Credit Agreement.

Section 2. Amendment to Section 2.2. Section 2.2 is hereby amended by (i) deleting “and” at the end of clause (b) thereof, (ii) deleting the period at the end of clause (c) thereof and replacing it with “; and” and (iii) adding a new clause (d) which shall read in its entirety as follows:

“(d) the Borrower’s Total Leverage Ratio (calculating (i) the aggregate balance of outstanding Revolving Loans as of the date of such requested Loan or Letter of Credit and (ii) Pro Forma EBITDA for the twelve month period ending on the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 4.1), after giving effect to such requested Loan or the issuance of such Letter of Credit, is greater than or equal to 7:00:1.00.”

Section 3. Amendment to Article VI. Article VI is hereby amended and restated as follows:

“ARTICLE VI –

FINANCIAL COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

        6.1 Total Leverage Ratio. The Credit Parties shall not permit the Total Leverage Ratio as of any date set forth below to be greater than the maximum ratio set forth in the table below opposite such date; provided, however, that this covenant shall not be applicable on any date set forth below commencing with March 31, 2012 unless any Loans are outstanding on such date (excluding (1) undrawn Letters of Credit and (2) unfunded L/C Reimbursement Obligations due to the L/C Issuers in respect thereof and any Loans deemed to be made under Section 1.1(b)(vi)(2) up to an aggregate principal amount of $2,000,000), and if such covenant is not applicable, the provisions of the Compliance Certificate requiring the calculations contemplated by this Article VI need not be delivered:

Date	Maximum Total Leverage Ratio
June 30, 2010	7.25 to 1.00
September 30, 2010	7.25 to 1.00
December 31, 2010	7.25 to 1.00
March 31, 2011	7.00 to 1.00
June 30, 2011	7.00 to 1.00
September 30, 2011	7.00 to 1.00
December 31, 2011	7.00 to 1.00
March 31, 2012	7.00 to 1.00
June 30, 2012	7.00 to 1.00
September 30, 2012	7.00 to 1.00
December 31, 2012	7.00 to 1.00
March 31, 2013 and each quarter thereafter	7.00 to 1.00

“Total Leverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

        6.2 Fixed Charge Coverage Ratio. The Credit Parties shall not permit the Fixed Charge Coverage Ratio for the twelve fiscal month period ending on any date set forth below to be less than the minimum ratio set forth in the table below opposite such date; provided, however, that this covenant shall not be applicable on any date set forth below commencing with March 31, 2012 unless any Loans are outstanding on such date (excluding (1) undrawn Letters of Credit and (2) unfunded L/C Reimbursement Obligations due to the L/C Issuers in respect thereof and any Loans deemed to be made under Section 1.1(b)(vi)(2) up to an aggregate principal amount of $2,000,000), and if such covenant is not applicable, the provisions of the Compliance Certificate requiring the calculations contemplated by this Article VI need not be delivered:

Date	Minimum Fixed Charge Ratio
June 30, 2010	1.15 to 1.00
September 30, 2010	1.15 to 1.00
December 31, 2010	1.15 to 1.00
March 31, 2011	1.15 to 1.00
June 30, 2011	1.15 to 1.00
September 30, 2011	1.15 to 1.00
December 31, 2011	1.15 to 1.00
March 31, 2012	1.15 to 1.00
June 30, 2012	1.15 to 1.00
September 30, 2012	1.20 to 1.00
December 31, 2012	1.35 to 1.00
March 31, 2013	1.45 to 1.00
June 30, 2013 and each quarter thereafter	1.50 to 1.00

“Fixed Charge Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

        6.3 Cash Interest Coverage Ratio. The Credit Parties shall not permit the Cash Interest Coverage Ratio for the twelve fiscal month period ending on any date set forth below to be less than the minimum ratio set forth in the table below opposite such date; provided, however, that this covenant shall not be applicable on any date set forth below commencing with March 31, 2012 unless any Loans are outstanding on such date (excluding (1) undrawn Letters of Credit and (2) unfunded L/C Reimbursement Obligations due to the L/C Issuers in respect thereof and any Loans deemed to be made under Section 1.1(b)(vi)(2) up to an aggregate principal amount of $2,000,000), and if such covenant is not applicable, the provisions of the Compliance Certificate requiring the calculations contemplated by this Article VI need not be delivered:

Date	Minimum Cash Interest Coverage Ratio
June 30, 2010	1.35 to 1.00
September 30, 2010	1.35 to 1.00
December 31, 2010	1.35 to 1.00
March 31, 2011	1.50 to 1.00
June 30, 2011	1.50 to 1.00
September 30, 2011	1.50 to 1.00
December 31, 2011	1.50 to 1.00
March 31, 2012	1.35 to 1.00
June 30, 2012	1.35 to 1.00
September 30, 2012	1.40 to 1.00
December 31, 2012	1.45 to 1.00
March 31, 2013 and each quarter thereafter	1.50 to 1.00

“Cash Interest Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

        6.4 Revolving Credit Facility Leverage Ratio. The Credit Parties shall not permit the Credit Facility Leverage Ratio as of any date to be greater than 1.25 to 1.00; provided, however, that this covenant shall not be applicable on any date on or after March 31, 2012 unless any Loans are outstanding on the relevant date (excluding unfunded L/C Reimbursement Obligations due to the L/C Issuers in respect thereof and any Loans deemed to be made under Section 1.1(b)(vi)(2) up to an aggregate principal amount of $2,000,000), and if such covenant is not applicable, the provisions of the Compliance Certificate requiring the calculations contemplated by this Article VI need not be delivered.

“Credit Facility Leverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).”

Section 4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a) The Agent shall have received all of the following, each of which shall be in form and substance satisfactory to the Agent:

(i) Amendment. This Amendment, duly executed and delivered by each Credit Party and the Required Lenders (or by the Agent on behalf of the Required Lenders);

(ii) Fees and Expenses. To the extent invoiced, the fees, expenses and other amounts payable on or prior to the First Amendment Effective Date referred to in Section 9.5 of the Credit Agreement and in the section titled “Costs and Expenses of the Agent” below, including, but not limited to, reimbursement or payment of all out-of-pocket expenses (including the reasonable legal fees and expenses of Latham & Watkins LLP, special counsel to the Agent) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document; and

(iii) Consent Fee. For the account of each Lender who shall have delivered its signature page hereto, or shall have instructed the Agent on or prior to 5:00 p.m. (New York time) on February 17, 2012 to execute this Amendment on its behalf, a non-refundable and fully-earned fee equal to 0.15% of the aggregate principal amount of such Lender’s Revolving Loan Commitments on such date.

(b) Representations and Warranties. After giving effect to this Amendment, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which event such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of such earlier date.

(c) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental hereto shall be reasonably satisfactory in form and substance to the Agent and its counsel, and the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request.

(d) No Default. On the First Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing after giving effect to this Amendment.

Section 5. Representations and Warranties; Reaffirmation of Grant. Each Credit Party hereby represents and warrants to the Agent and the Lenders that, as of the First Amendment Effective Date after giving effect to this Amendment, (a) all representations and warranties of the Credit Parties set forth in the Credit Agreement and in any other Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the First Amendment Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of such earlier date, (b) no Default or Event of Default has occurred and is continuing, (c) the Credit Agreement (as amended by this Amendment) and all other Loan Documents are and remain legally valid, binding obligations of the Credit Parties, enforceable against each such Credit Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting enforcement of creditors’ rights generally or by equitable principles relating to enforceability and (d) each of the Collateral Documents to which such Credit Party is a party and all of the Collateral described therein do and shall continue to secure the payment of all Obligations as set forth in such respective Collateral Documents. Each Credit Party that is a party to the Security Agreement or any of the Collateral Documents hereby reaffirms its grant of a security interest in the Collateral to the Collateral Trustee for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due of the Obligations.

Section 6. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment, and no investigation by the Agent or the Lenders shall affect the representations and warranties or the right of the Agent and the Lenders to rely upon them. If any representation or warranty made in this Amendment is false in any material respect as of the date made or deemed made, then such shall constitute an Event of Default under the Credit Agreement.

Section 7. Reference to Agreement. Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document under the Credit Agreement.

Section 8. Costs and Expenses of the Agents. The Borrower shall pay on demand all reasonable costs and expenses of the Agent (including the reasonable fees, costs and expenses of counsel to the Agent) incurred in connection with the preparation, execution and delivery of this Amendment.

Section 9. Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Amendment, including, without limitation, its validity, interpretation, construction, performance and enforcement.

Section 10. Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 11. Limited Effect. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights, claims or remedies that the Agent or any Lender may have under the Credit Agreement or under any other Loan Document (except as expressly set forth herein) or under applicable law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Agent or any Lender to execute similar or other amendments or grant any waivers under the same or similar or other circumstances in the future.

Section 12. Ratification by Credit Parties. Each of the Credit Parties (other than the Borrower) acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment and to the documents and agreements referred to herein. Each of the Credit Parties (other than the Borrower) agrees and acknowledges that (i) notwithstanding the effectiveness of this Amendment, such Credit Party’s Guaranty shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of such Credit Party’s Guaranty or any other Loan Document executed by such Credit Party (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects. Each of the Credit Parties (other than the Borrower) hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this section. Each of the Credit Parties (other than the Borrower) hereby further acknowledges that the Borrower, the Agent and any Lender may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provisions of the Loan Documents without notice to or consent from such Credit Party and without affecting the validity or enforceability of such Credit Party’s Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of such Credit Party’s Guaranty.

Section 13. Certain Waivers. Each of the Credit Parties hereby agrees that neither the Agent nor any Lender shall be liable under a claim of, and hereby waives any claim against the Agent and the Lenders based on, lender liability (including, but not limited to, liability for breach of the implied covenant of good faith and fair dealing, fraud, negligence, conversion, misrepresentation, duress, control and interference, infliction of emotional distress and defamation and breach of fiduciary duties) as a result of the amendments contained in this Amendment and any discussions or actions taken or not taken by the Agent or the Lenders on or before the First Amendment Effective Date or the discussions conducted in connection therewith, or any course of action taken by the Agent or any Lender in response thereto or arising therefrom; provided, that the foregoing waiver shall not include the waiver of any claims which are based on the gross negligence or willful misconduct of the Agent or any Lender or any of their respective agents. This section shall survive the execution and delivery of this Amendment and the other Loan Documents and the termination of the Credit Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ENTRAVISION COMMUNICATIONS CORPORATION

By:	/s/ Walter F. Ulloa
Name: Walter F. Ulloa
Title: Chairman and Chief Executive Officer

ENTRAVISION, L.L.C.
ENTRAVISION EL-PASO, L.L.C. ENTRAVISION-TEXAS G.P., LLC
ENTRAVISION-TEXAS L.P., INC.
ARIZONA RADIO, INC.
Z-SPANISH MEDIA CORPORATION
LOS CEREZOS TELEVISION COMPANY
LATIN COMMUNICATIONS GROUP INC.
DIAMOND RADIO, INC.
ENTRAVISION SAN DIEGO, INC.
ENTRAVISION HOLDINGS, LLC
THE COMMUNITY BROADCASTING COMPANY OF SAN DIEGO, INCORPORATED
CHANNEL FIFTY SEVEN, INC.
VISTA TELEVISION, INC.
ASPEN FM, INC.
ENTRAVISION-TEXAS LIMITED PARTNERSHIP
ENTRAVISION COMMUNICATIONS COMPANY, L.L.C.
LOTUS/ENTRAVISION REPS LLC

By:	/s/ Walter F. Ulloa
Name: Walter F. Ulloa
Title: Chairman and Chief Executive Officer

LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and as a Lender

By:	/s/ Andy Welicky
Name: Andy Welicky
Title: Duly Authorized Signatory

LENDERS:

Citibank, N.A.,

By:	/s/ Elizabeth M. Gonzalez
Name:	Elizabeth M. Gonzalez
Title:	Vice President and MD

LENDERS:

UBS Loan Finance LLC,

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director, Banking Products Services, US
By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director, Banking Products Services, US

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

By:	/s/ Alan Prohaska
Name:	Alan Prohaska
Title:	Vice President